INSEQ Acquires Separation and Recovery Technologies, Inc.

Acquisition Includes Exclusive License to Argonne National Laboratory's Plastic Waste Separation Technology

MOUNT ARLINGTON, N.J., September 21, 2005 - INSEQ Corporation (OTC Bulletin Board: INSQ) today announced that it has acquired Separation and Recovery Technologies, Inc. ("SRT") from UTEK Corporation (AMEX:
UTK; LSE-AIM: UTKA), in an all stock transaction.

Pursuant to the terms of it agreement with UTEK, INSEQ acquired SRT, a 100% owned subsidiary of UTEK, in a tax-free stock-for-stock exchange through which INSEQ issued 434,782,608 unregistered shares of common stock to UTEK in exchange for 100% of the issued and outstanding shares of SRT.

SRT holds certain exclusive rights to a new patented technology for the separation of plastics from solid wastes and non-exclusive rights to the technology for the separation of plastics from electronic equipment and white appliances. The new technology was developed by Argonne National Laboratory under a contract with the U.S. Department of Energy. In addition to the Argonne technology, SRT's assets at closing also included several hundred thousand dollars in working capital that INSEQ will use as seed capital as it commercializes the Argonne technology.

"The Argonne technology enables the cost-effective preferential separation and recovery of specific targeted plastics from a mixed plastics stream, "said Kevin Kreisler, INSEQ's chairman. "This has compelling implications in a number applications, but INSEQ is predominantly interested in manufacturing systems that apply this technology at centralized solid waste processing facilities, at consumer electronics recycling facilities, and at targeted plastics manufacturers with the goal of separating key targeted plastics for recycling and reuse, and INSEQ hopes that this technology will result in a significant contribution to INSEQ's revenue and earnings as the first systems become operational."

Kreisler continued, "Having the capability to separate targeted plastics from wastes streams provides value to recycling efforts. More importantly however, the Argonne separation technology allows for more efficient conversion of mixed plastic wastes into fuels such as diesel fuel. This can be achieved today by using this technology in conjunction with conventional refining technologies such as thermal deploymerization and we plan to steer our initial applications of the Argonne technology in this direction."

About INSEQ Corporation

INSEQ Corporation is a publicly traded company whose mission is to directly facilitate the efficient utilization of primary and secondary commodities including metals, chemicals, fuels and plastics. More information on INSEQ is available online at www.inseq.com.

INSEQ is 70% owned by GreenShift Corporation (OTC Bulletin Board: GSHF), a business development corporation whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and catalyze transformational environmental gains.

More information is available online at www.greenshift.com.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of INSEQ Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the statements to reflect changed assumptions, the occurrence of unanticipated events or changes tofuture operating results.

For more information, please contact:

Jim Grainer, President and Chief Financial Officer
INSEQ Corporation
Phone: 973-398-8183
Fax: 973-398-8037
Email: investorrelations@inseq.com
Web: www.inseq.com